UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 4, 2008 (August 28, 2008)

EV Energy Partners, L.P.
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-33024 (Commission File No.)	20-4745690 (I.R.S. Employer Identification No.)

1001 Fannin, Suite 800, Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 651-1144
 _______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 28, 2008, EV Energy Partners, L.P. (the “Partnership”) entered into a First Amendment to Amended and Restated Credit Facility to reflect a maximum borrowing availability of $700 million, subject to a borrowing base that is initially $415 million, increasing up to $525 million upon the closings of the San Juan Basin, Eastland Co., Tx and Mid-Continent acquisitions previously announced on August 11, 2008.

A copy of this First Amendment is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 28, 2008, EV Energy Partners, L.P. (the “Partnership”) entered into a First Amendment to Amended and Restated Credit Facility to reflect a maximum borrowing availability of $700 million, subject to a borrowing base that is initially $415 million, increasing up to $525 million upon the closings of the San Juan Basin, Eastland Co., Tx and Mid-Continent acquisitions previously announced on August 11, 2008.

A copy of this First Amendment is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

10.1 First Amendment dated August 28, 2008 to Amended and Restated Credit Agreement

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EV Energy Partners, L.P.

Dated: September 4, 2008	By:	/s/ MICHAEL E. MERCER
Michael E. Mercer
Senior Vice President and Chief Financial Officer of EV Management LLC, general partner of EV Energy GP, L.P., general partner of EV Energy Partners, L.P

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment dated August 28, 2008 to Amended and Restated Credit Agreement